UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, Suite 1401 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 208-6102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUVB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2021, the board of directors (the “Board”) of Nuvation Bio Inc. (the “Company”), acting pursuant to a recommendation by its Compensation Committee, approved an increase to the base salary of the Company’s President and Chief Executive Officer, David Hung, M.D., from $475,000 to $550,000 effective January 1, 2021. Dr. Hung’s target bonus percentage will remain 75% of his base salary.

The Board also granted Dr. Hung (i) an option to purchase 165,465 shares of Class A common stock pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”), vesting over four years, and (ii) an option to purchase 224,760 shares of Class A common stock pursuant to the Plan, vesting pursuant to the Company’s Long Term Incentive Program, in each case subject to Dr. Hung’s continued employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVATION BIO INC.

Dated: March 11, 2021

	By:	/s/ Jennifer Fox
	Name:	Jennifer Fox
	Title:	Chief Financial Officer